First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)
 --------------------------------------------------

                                                        Three Months Ended
                                                          September 30,
                                                   ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  27.6      $  40.7
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.7         94.8
   Other issuances of common stock ...............        0.1          0.2
   Purchases of treasury stock ...................         --         (0.3)
                                                       ------       ------
 Weighted average common shares outstanding ......       91.8         94.7
                                                       ======       ======
 Net income per common share......................    $   .30      $   .43
                                                       ======       ======

                                                        Nine Months Ended
                                                          September 30,
                                                   ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  86.5      $ 114.7
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.1         98.7
   Other issuances of common stock ...............        0.4          1.0
   Purchases of treasury stock ...................         --         (4.0)
                                                       ------       ------
 Weighted average common shares outstanding ......       91.5         95.7
                                                       ======       ======
 Net income per common share......................    $   .94      $  1.20
                                                       ======       ======


 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)
 --------------------------------------------------

                                                        Three Months Ended
                                                          September 30,
                                                   ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  27.6      $  40.7
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.7         94.8
   Other issuances of common stock ...............        0.1          0.2
   Purchases of treasury stock ...................         --         (0.3)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options ....        1.0          2.3
                                                       ------       ------
 Weighted average common and common share
   equivalents....................................       92.8         97.0
                                                       ======       ======
 Net income per common share......................    $   .30      $   .42
                                                       ======       ======

                                                        Nine Months Ended
                                                          September 30,
                                                   ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  86.5      $ 114.7
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.1         98.7
   Other issuances of common stock ...............        0.4          1.0
   Purchases of treasury stock ...................         --         (4.0)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options ....        1.4          2.5
                                                       ------       ------
 Weighted average common and common share
   equivalents....................................       92.9         98.2
                                                       ======       ======
 Net income per common share......................    $   .93      $  1.17
                                                       ======       ======